Exhibit 99.2

Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are derived from the historical consolidated financial statements of Fusion Telecommunications International, Inc. (“Fusion” or the “Company”) after giving effect to the acquisition of the assets and liabilities of Apptix, Inc. (“Apptix”) under the terms of the Stock Purchase and Sale Agreement dated November 14, 2016 and the related financing transactions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 give pro forma effect to the business combination and the related financing transactions as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 assumes that the business combination and the related financing transactions was effective on September 30, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from Fusion's audited consolidated statement of operations and the audited statement of operations of Apptix, in each case, for the year ended December 31, 2015. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2016 were derived from Fusion's unaudited condensed consolidated financial statements and the audited financial statements of Apptix, in each case, as of and for the nine months ended September 30, 2016.

The unaudited pro forma condensed financial information has been prepared by the Company using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The Company has been treated as the acquirer in the business combination for accounting purposes. The acquisition accounting is based upon certain valuation and other studies that were performed in conjunction with the preparation of Fusion’s audited consolidated financial statements as of December 31, 2016. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

●
The Company’s audited financial statements and the related notes thereto for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K filed on March 20, 2017.
●
The Company’s unaudited financial statements and the related notes thereto as of and for the nine months ended September 30, 2016 included in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2016.
●
The Apptix audited financial statements as of and for the nine months and year ended September 30, 2016 and December 31, 2015 appearing elsewhere in this report.

The pro forma financial statements give effect to the following transactions:

●
The acquisition of Apptix as described in Item 2.01 of this report.
●
The consummation of the transactions contemplated by the East West Credit Agreement as described in item 2.03 of this report.
●
The repayment of indebtedness to Opus Bank as described in Item 2.03 of this report.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the forgoing transactions actually been consummated on the dates or at the beginning of the periods presented.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2016
(in thousands, except share data)

			Pro Forma Adjustments
	Fusion	Apptix	East West Credit Agreement		Repayment of existing indebtedness		Acquisition of Apptix		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$882	$4,034	$63,353	(a)	$(40,069)	(a)	$(27,030)	(b), (c)	$1,170
Accounts receivable, net of allowance for doubtful accounts	8,200	1,743	-		-		464	(c), (d)	10,407
Prepaid expenses and other current assets	2,457	879	-		-		(259)	(c), (d)	3,077
Total current assets	11,539	6,656	63,353		(40,069)		(26,825)		14,654
Property and equipment, net	12,929	4,869	-		-		(1,990)	(c), (d)	15,808
Other assets:
Security deposits	548	-	-		-		-		548
Restricted cash	27	-	-		-		-		27
Goodwill	28,050	10,777	-		-		(3,686)	(c), (d)	35,141
Intangible assets, net	42,728	-	-		-		22,365	(d)	65,093
Other assets	302	-	-		(214)	(a)	-		88
Total other assets	71,655	10,777	-		(214)		18,679		100,897
TOTAL ASSETS	$96,123	$22,302	$63,353		$(40,283)		$(10,136)		$131,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable - non-related parties	$686	$-	$-		$-		$-		$686
Current portion of long-term debt	-	705	-		-		(705)	(c)	-
Due to Root Axcess seller	333	-	-		-		-		333
Due to TFB seller	100	-	-		-		-		100
Equipment financing obligation	997	2,015	-		-		(2,015)	(c)	997
Accounts payable and accrued expenses	12,610	5,919	-		(69)	(a)	986	(c)	19,446
Deferred Revenue	-	-	-		-		-		-
Line of credit	-	-	-		-		-		-
Total current liabilities	14,726	8,639	-		(69)		(1,734)		21,562
Long-term liabilities:
Notes payable - non-related parties, net of discount	30,673	-	-		-		-		30,673
Long-term debt		3,642	-		-		(3,642)	(c)	-
Term loan	25,000	-	64,165	(a)	(25,000)	(a)	-		64,165
Indebtedness under revolving credit facility	15,000	-			(15,000)	(a)	-		-
Due to TFB seller	862	-	-		-		-		862
Deferred tax liability	-	-	-		-		1,634	(c)	1,634
Notes payable - related parties	1,112	-	-		-		-		1,112
Equipment financing obligation	1,493	297	-		-		(297)	(c)	1,493
Derivative liabilities	234	-	-		-		-		234
Total liabilities	89,100	12,578	64,165		(40,069)		(4,039)		121,735
Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock	-	-	-		-		-		-
Common stock	151	-	-		-		30	(b)	181
Capital in excess of par value	185,765	132,817	-		-		(129,220)	(b), (c)	189,362
Accumulated deficit	(178,893)	(123,093)	(812)	(a)	(214)	(a)	123,093	(c)	(179,919)
Total stockholders' equity	7,023	9,724	(812)		(214)		(6,097)		9,624
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$96,123	$22,302	$63,353		$(40,283)		$(10,136)		$131,359

(a)
Represents a $65,000 term loan with East West Bank, less a transaction fee of $835 paid to East West Bank at closing. The proceeds of the term loan were used to retire FNAC's obligations under a $40,000 credit facility with Opus Bank (including $69 of accrued interest and the write off of $214 of deferred financing costs), to fund the cash portion of the Apptix purchase price and to pay for transaction expenses related to the financing in the amount of $812.
(b)
Represents consideration paid in the amount of $23,000 in cash and 2,997,926 shares of the Fusion's common stock valued at $1.21 per share.
(c)
Represents (i) the exclusion of assets and liabilities not acquired by Fusion under the terms of the Apptix Purchase Agreement, (ii) adjustments to the fair value of assets acquired and liabilities assumed and (iii) the elimination of Apptix's equity.
(d)
The excess of the purchase price over the estimated fair value of Apptix's assets and liabilities acquired is as follows:

Cash	$23,063
Fusion stock	3,628
Purchase price	$26,691

Estimated preliminary fair value of net assets acquired:

Cash	$67
Accounts receivable, net	2,207
Prepaid expenses and other current assets	620
Deferred tax liability	(1,634)
Property and equipment	2,879
Intangible assets	22,365
Current liabilities	(6,904)
19,600
Estimated goodwill	7,091

Purchase price	$26,691

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015
(in thousands, except share and per share data)

	Fusion	Apptix	Pro forma Adjustments		Pro Forma Combined

Revenues	$101,695	$34,416	$-		$136,111
Cost of revenues (exclusive of depreciation and amortization shown separately below)	56,725	10,299	-		67,024
Gross profit	44,970	24,117	-		69,087
Depreciation and amortization	12,976	2,687	3,145	(a)	18,808
Impairment charges		4,018	-		4,018
Restructuring charges		1,524			1,524
Selling, general and administration expenses, including stock-based compensation	41,009	22,138			63,147
Total operating expenses	53,985	30,367	3,145		87,497
Operating loss	(9,015)	(6,250)	(3,145)		(18,410)
Other (expenses) income:
Interest expense	(6,063)	(2,748)	656	(b), (c)	(8,155)
Gain on change in fair value of derivative liability	1,844	-	-		1,844
Loss on extinguishment of debt	(2,720)	-	-		(2,720)
Other income, net of other expenses	63	20,159			20,222
Total other (expenses) income	(6,876)	17,411	656		11,191
(Loss) income before income taxes	(15,891)	11,161	(2,489)		(7,219)
Benefit (provision) for income taxes	7,661	(180)			7,481
Net (loss) income	(8,230)	10,981	(2,489)		262
Preferred stock dividends in arrears	(1,578)	-	-		(1,578)
Net (loss) income attributable to common stockholders	$(9,808)	$10,981	$(2,489)		$(1,316)
Basic and diluted loss per common share	$(1.32)				$(0.27)
Weighted average common shares outstanding:
Basic and diluted	8,873,766		2,997,926	(d)	11,871,692

(a)
Reflects the amortization expense associated with the acquired intangible assets, comprised of a non-compete agreement valued at approximately $1,417 with a useful life of 1.125 years, and customer contracts valued at $17,284 with a useful life of 15 years, and an additional customer contract valued at $3,664 with a useful life of 5 years.
(b)
Reflects net increase in interest expense of $2,092 resulting from the $65,000 term loan with East West Bank of $3,493, amortization of the related deferred financing fees of $329, less interest expense incurred in connection with $40,000 of indebtedness to Opus Bank of $1,715 and amortization of the related deferred financing fees of $15, as such indebtedness was retired on the date of the acquisition of Apptix.
(c)
Reflects the exclusion of interest expense on t he Apptix debt in the amount of $2,748 not assumed by Fusion under the terms of the Apptix Purchase Agreement.
(d)
Reflects shares of Fusion common stock valued at $3,628 issued to the Apptix Sellers as part of the purchase price.

Fusion Telecommunications International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2016
(in thousands, except share and per share data)

	Fusion	Apptix	Pro forma Adjustments		Pro Forma Combined

Revenues	$93,102	$19,268	$-		$112,370
Cost of revenues (exclusive of depreciation and amortization shown separately below)	53,936	7,089	-		61,025
Gross profit	39,166	12,179	-		51,345
Depreciation and amortization	8,947	1,651	1,571	(a)	12,169
Selling, general and administration expenses including stock-based compensation	34,103	11,859			45,962
Total operating expenses	43,050	13,510	1,571		58,131
Operating loss	(3,884)	(1,331)	(1,571)		(6,786)
Other (expenses) income:
Interest expense	(4,878)	(593)	(631)	(b), (c)	(6,102)
Gain on change in fair value of derivative liability	380	-	-		380
Other (expenses) income, net	34	151	-		185
Total other (expenses) income	(4,464)	(442)	(631)		(5,537)
Loss before income taxes	(8,348)	(1,773)	(2,202)		(12,323)
Benefit (provision) for income taxes	(11)	(21)			(32)
Net loss	(8,359)	(1,794)	(2,202)		(12,355)
Preferred stock dividends in arrears	(2,102)	-	-		(2,102)
Net loss attributable to common stockholders	$(10,461)	$(1,794)	$(2,202)		$(14,457)
Basic and diluted loss per common share	$(0.72)				$(0.82)
Weighted average common shares outstanding:
Basic and diluted	14,536,893		2,997,926	(d)	17,534,819

(a)
Reflects the amortization expense associated with the acquired intangible assets, comprised of the remaining unamortized portion of the non-compete agreement valued at $1,417 with a useful life of 1.125 years, customer contracts valued at $17,284 with a useful life of 15 years and an additional customer contract valued at $3,664 with a useful life of 5 years.
(b)
Reflects net increase in interest expense of $1,224 resulting from the $65,000 term loan with East West Bank of $2,451, amortization of the related deferred financing fees of $247, less interest expense incurred in connection with $40,000 of indebtedness to Opus Bank of $1,425 and amortization of the related deferred financing fees of $49, as such indebtedness was retired on the date of the acquisition of Apptix.
(c)
Reflects the exclusion of interest expense on the Apptix debt in the amount of $593 not assumed by Fusion under the terms of the Apptix Purchase Agreement.
(d)
Reflects shares of Fusion common stock issued to the Apptix Sellers as part of the purchase price.